SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): February 16, 1999
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461

     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106

     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
              ----------------------------------------------------
                               (801) 486-5555





                                    N/A
              ----------------------------------------------------
              (Former name, former address, and formal fiscal year,
                       if changed since last report)

                            ITEM 5.  OTHER EVENTS

FX Energy, Inc., announced on February 16, 1999, the results of the first two wells of its initial ten well exploration program with Apache Corporation in
Poland.   The Poniatowa 317-1 and the Czernic 277-2 were drilled and tested.
Although both wells had hydrocarbon shows in several zones, the wells will be plugged due to non-commercial reservoir quality. FX Energy, Apache and the Polish Oil and Gas Company ("POGC") were partners in the wells with Apache acting as operator. Apache paid FX Energy's share of costs for both wells as part of Apache's earning requirements, which include drilling ten wells at no cost to FX Energy to earn a fifty percent interest in the Lublin and Carpathian project areas in Poland. The next two wells, the third and fourth in the series of ten, are scheduled to begin drilling during the second quarter. Apache also has reaffirmed its commitment to begin drilling the fifth, sixth and seventh wells yet this year.

On February 11, 1999, FX Energy and Apache signed a significant new agreement pertaining to all of the interests of both companies in Poland which establishes an Area of Mutual Interest ("AMI") covering all of Poland for a minimum of two years. Within the AMI, each company has the right to join as a 50/50 partner in any oil and gas exploration, production, development or property acquisition activities of the other. The agreement also makes FX Energy and Apache equal partners in a total of 14.9 million acres, including FX Energy's Pomeranian project area and Apache's Warsaw West project area; only FX Energy's Baltic area is excluded. Exploratory drilling in these project areas is expected to commence during 2000 and 2001.

Management of FX Energy believes that with the newly signed AMI and the FX/Apache initial exploration program firmly underway in Poland, FX Energy and Apache are committed to Poland for the long term, and POGC, Apache and FX met last week to discuss a new joint acquisition and development program in Poland. POGC has a number of underdeveloped and shut-in oil and gas properties which require additional capital for development. FX, Apache and POGC will meet in Warsaw later this month to sign a development agreement for the Lachowice concession, where POGC has three shut-in gas wells; the parties will reenter these shut-in wells as soon as possible thereafter. FX and Apache view the Lachowice project as the prototype for a series of such projects which FX, Apache and POGC would like to initiate this year.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  February 16, 1999              FX ENERGY, INC.



                                       By: /s/Scott J. Duncan, Vice President